Filed pursuant to Rule 424(b)(5)

Registration No. 333-230503

PROSPECTUS SUPPLEMENT

(To prospectus dated April 11, 2019)

Staffing 360 Solutions, Inc.

2,199,132 Shares of Common Stock

We are offering 2,199,132 shares of our common stock, par value $0.00001 per share, to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement (the “Private Placement”), we are also selling to such investors unregistered warrants (the “Warrants”) to purchase up to an aggregate of 1,099,566 shares of our common stock, at an exercise price of $3.80 per share. The Warrants will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “STAF.” The last reported sale price of our common stock on Nasdaq on July 20, 2021 was $3.82 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or our public float, was $36,663,895 based on a total of 7,832,939 outstanding shares of common stock, of which 7,347,474 shares of common stock were held by non-affiliates, and a price of $4.99 per share, which was the last reported sale price of our common stock on Nasdaq on July 2, 2021. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities, registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12 calendar month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. Following the sale of shares in this offering, we will have sold securities with an aggregate market value of $12,221,005 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Effective as of 5:00 pm Eastern Time on June 30, 2021, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-6. All share and per share prices in this prospectus supplement have been adjusted to reflect the reverse stock split; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$3.45	$7,587,005
Placement agent fees(1)	$0.26	$569,025
Proceeds, before expenses, to us(2)	$3.19	$7,017,980

(1)	In addition, we have agreed to reimburse the placement agent for certain offering-related expenses, including a management fee of 1.0% of the gross proceeds raised in this offering, and to issue to the placement agent or its designees warrants to purchase a number of shares of common stock equal to 7.5% of the shares of common stock sold in this offering. See the section of this prospectus supplement entitled “Plan of Distribution” on page S-12 for a description of the compensation payable to the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants being issued in the concurrent Private Placement or the warrants being issued to the placement agent.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing the shares of common stock offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis.

Delivery of the shares of common stock offered hereby is expected to take place on or about July 23, 2021, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 20, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, or the accompanying prospectus, in that jurisdiction. Persons who come into possession of this prospectus supplement, or the accompanying prospectus, in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, or the accompanying prospectus, applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus supplement and the accompanying prospectus in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the documents and financial statements and related notes that are incorporated by reference herein. Unless the context requires otherwise, references in this prospectus to “Staffing 360,” “we,” “us” and “our” refer to Staffing 360 Solutions, Inc. together with its consolidated subsidiaries.

Business Overview

We are a high-growth international staffing company engaged in the acquisition of United States (“U.S.”) and United Kingdom (“U.K.”) based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, IT, engineering, administration (collectively, the “Professional Business Stream”) and commercial (“Commercial Business Stream”) disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

Reverse Stock Split

On June 30, 2021, we filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-6 reverse stock split of the shares of our common stock, either issued and outstanding or held by us as treasury stock, effective as of 5:00 p.m. Eastern Time on June 30, 2021 (the “1-for-6 Reverse Stock Split”).

As a result of the 1-for-6 Reverse Stock Split, every six shares of issued and outstanding common stock were automatically combined on June 30, 2021 into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the 1-for-6 Reverse Stock Split. Any fractional shares that would otherwise have resulted from the 1-for-6 Reverse Stock Split were rounded up to the next whole number. The 1-for-6 Reverse Stock Split reduced the number of shares of common stock outstanding from 39,166,528 shares to 6,528,038 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of common stock under the Certificate of Incorporation remains unchanged at 40 million shares

Proportionate adjustments were made to the number of shares of common stock that may be received upon conversion of the issued and outstanding shares of our and Series G Convertible Preferred Stock, respectively. In addition, proportionate adjustments were made to the per share exercise price and the number of shares of common stock that may be purchased upon the exercise of outstanding warrants issued by, and stock options granted by us. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from this action; however, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

S-1

Nasdaq Notification

Minimum Stockholders’ Equity Requirement

On June 3, 2020, we received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) (the “Rule”). A hearing before a Nasdaq Hearings Panel (the “Panel”) was held on January 21, 2021, and we were granted an extension to regain compliance until February 28, 2021, which was subsequently further extended to May 31, 2021.

On June 11, 2021, we received a letter from the Staff notifying us that the Panel had determined to delist our shares from Nasdaq and that trading in those shares would be suspended effective at the open of business on June 15, 2021 but that due to a procedural issue, the Panel determined not to implement the decision and afforded us an opportunity to make an additional submission for the Panel’s consideration.

On June 28, 2021, we received a letter from the Staff informing us that we had regained compliance with the Rule. As a result, the Panel determined to continue the listing of our securities on Nasdaq. The Panel also determined to impose a Panel Monitor under Listing Rule 5815(d)(4)(A) for a period of one year from the date of the June 28, 2021 letter (the “Monitoring Period”). We are expected to remain in compliance with all of Nasdaq’s continued listing requirements during the Monitoring Period. If at any time during this period we fail to satisfy any continued listing standard, the Staff will issue a Delist Determination Letter, which we may appeal.

Minimum Bid Price

On April 27, 2021, we received a letter from the Staff indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between March 12, 2021, through April 27, 2021, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until October 25, 2021 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). In order to regain compliance with Nasdaq’s minimum bid price requirement, our common stock must maintain a minimum closing bid price of $1.00 for a sufficient number of days during the Compliance Period. As of the date of this prospectus supplement, we have not regained compliance with the minimum bid price requirement. On June 30, 2021, we effected the 1-for-6 Reverse Stock Split. The primary intent for the 1-for-6 Reverse Stock Split was that the anticipated increase in the price of our common stock immediately following and resulting from the 1-for-6 Reverse Stock Split due to the reduction in the number of issued and outstanding shares of common stock would help us maintain the minimum closing bid price. As of the date of this prospectus supplement, we have not regained compliance with the minimum bid price requirement, and there can be no assurance that the market price of our common stock will remain at least $1.00 for the sufficient number of days in order for us to regain compliance with the minimum bid price requirement prior to October 25, 2021.

Corporate Information

Staffing 360 Solutions, Inc. was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

S-2

THE OFFERING

Common stock offered by us	2,199,132 shares.
Common stock outstanding after this offering(1)	10,032,071 shares (assuming that we sell the maximum number of shares of common stock offered in this offering and excluding the Warrant Shares issuable upon the exercise of the Warrants to be issued in the concurrent Private Placement).

Concurrent Private Placement of Warrants	In the Private Placement, we are selling to investors in this offering Warrants to purchase up to an aggregate of 1,099,566 shares of our common stock, at an exercise price of $3.80 per share. The Warrants will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and, along with the Warrant Shares, have not been registered under the Act, or applicable state securities laws. Accordingly, the Warrants and the Warrant Shares may not be offered or sold in the U.S. except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Use of proceeds

Pursuant to the certificate of designation (the “Series G Certificate of Designation”) of our Series G Convertible Preferred Stock (the “Series G Convertible Preferred Stock”) and Series G-1 Convertible Preferred Stock (“Series G-1 Convertible Preferred Stock,” and collectively with the Series G Convertible Preferred Stock, the “Series G Preferred Stock”), while our Series G Preferred Stock is outstanding, we are generally prohibited from using the proceeds from offerings of equity securities for any purpose other than redeeming our Series G Preferred Stock, subject to certain limited exceptions.

We expect to receive a waiver from Jackson Investment Group, LLC (“Jackson”), the sole holder of the outstanding shares of our Series G Preferred Stock, to use approximately $5 million of the net proceeds from this offering to (i) redeem a portion of the Second Amended and Restated 12% Senior Secured Note (the “Jackson Note”), due September 30, 2022, which currently has outstanding principal amount of $16,077,706, and (ii) pay accrued and unpaid dividends on the Series G-1 Convertible Preferred Stock upon conversion of such preferred stock into a debt instrument. We will use the remaining net proceeds for general working capital purposes.

See “Use of Proceeds” on page S-9.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq symbol	STAF

(1) The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 7,832,939 shares of common stock outstanding as of July 20, 2021 (subject to adjustment based on issuances of additional shares as applicable due to the rounding up of fractional shares resulting from the 1-for-6 Reverse Stock Split), and, unless otherwise indicated, excludes as of that date:

●	12,777 shares of common stock issuable upon exercise of stock options;

●	1,028,667 shares of common stock issuable upon potential conversion of 6,172 shares of Series G Convertible Preferred Stock;

●	260,334 shares of common stock issuable upon potential conversion of 1,562 shares of Series G-1 Convertible Preferred Stock issued (i) as dividends to the holders of the Series G Convertible Preferred Stock or (ii) in exchange for 1,493 shares of Series E-1 Convertible Preferred Stock;

●

up to 823,000 additional shares of common stock issuable upon potential conversion of shares of Series G-1 Convertible Preferred Stock issuable as dividends payable to the holders of our Series G Convertible Preferred Stock, based on 6,500 shares of preferred stock designated as Series G-1 Convertible Preferred Stock pursuant to the Series G Certificate of Designation;

●	up to 444,874 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $6.26 (other than with respect to the warrants below);

●	up to 1,304,901 shares of common stock issuable upon exercise of the warrants issued in the April 2021 Private Placement (as defined under “Dilution” below) at an exercise price of $3.60, which are not exercisable until October 23, 2021;

●	up to 97,869 shares of common stock issuable upon exercise of the warrants issued in the April 2021 Private Placement at an exercise price of $4.50, which are not exercisable until October 23, 2021;

●

up to 1,099,566 shares of common stock issuable upon exercise of the Warrants to be issued to the investors in the Private Placement concurrent with this offering with an exercise price of $3.80 per share; and

●	up to 164,935 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.3125 to be issued to the placement agent or its designees in connection with this offering.

Except as otherwise indicated, the information in this prospectus supplement assumes (i) no exercise of the warrants to be issued to the placement agent or its designees in connection with this offering, and (ii) no exercise of options or exercise of warrants and no conversion of any shares of preferred stock described above.

S-3

RISK FACTORS

Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus supplement, the accompanying prospectus and the other information and documents incorporated by reference in this prospectus supplement, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 2, 2021, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The ongoing COVID-19 pandemic has adversely affected our business and may continue to adversely affect our business until the pandemic is resolved.

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and has spread globally, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in affected countries. The COVID-19 pandemic is impacting worldwide economic activity, and activity in the U.S. and the U.K. where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches of our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic, we may experience decline in our revenue or write-off of receivables from such clients. Moreover, developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, where we had declines in revenues during the fiscal year ended January 2, 2021. While some government-imposed precautionary measures have been relaxed in certain countries or states, there is no assurance that more strict measures will be put in place again, both in the U.S. and the U.K., due to a resurgence in COVID-19 cases connected to the spread of a new strain of COVID-19. As a result of the government restrictions imposed in the U.K., we had to close both of our offices in the U.K. and our employees have been forced to operate remotely from their homes. Employees returned to our offices in the U.K. on a voluntary basis on March 29, 2021. Therefore, the ongoing COVID-19 pandemic may continue to affect our operation and to disrupt the marketplace in which we operate and may negatively impact our sales in fiscal year 2021 and our overall liquidity.

S-4

While the ultimate economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others, the pandemic has resulted in significant disruptions in the general commercial activity and the global economy and caused financial market volatility and uncertainty in significant and unforeseen ways in the recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and we may not be able to successfully raise needed capital. If we are unsuccessful in raising capital in the future, we may need to reduce activities, curtail or cease operations.

In addition, the continuation of the COVID-19 pandemic or an outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact our business, financial condition and results of operations.

Risks Related to Our Common Stock and this Offering

We are subject to restrictions concerning our use of the proceeds of this offering.

Pursuant to the Series G Certificate of Designation, while our Series G Preferred Stock is outstanding, we are required to use the proceeds of any sales of equity securities, including the shares of common stock offered hereby, exclusively to redeem any outstanding shares of Series G Preferred Stock (subject to certain limitations). Accordingly, without obtaining a waiver from the requisite holders of the Series G Preferred Stock, any proceeds from this offering or future equity offerings must be used to redeem the Series G Preferred Stock.

We expect to receive a waiver from Jackson, the sole holder of the outstanding shares of our Series G Preferred Stock, to use approximately $5 million of the net proceeds from this offering to (i) redeem a portion of the Jackson Note, due September 30, 2022, which currently has outstanding principal amount of $16,077,706, and (ii) pay accrued and unpaid dividends on the Series G-1 Convertible Preferred Stock upon conversion of such preferred stock into a debt instrument. We will use the remaining net proceeds for general working capital purposes. You will not have the opportunity, as part of your investment decision, to direct the use of the net proceeds. It is possible that the net proceeds will be used in a way that does not yield a favorable, or any, return for us. The failure to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

You will experience immediate and substantial dilution if you purchase securities in this offering.

As of April 3, 2021, our net tangible book value was approximately negative $47.60 million, or negative $7.29 per share. Since the offering price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the offering price and our net tangible book value per share as of April 3, 2021, and a pro forma net tangible book value of our common stock of negative $7.29 giving effect to the (i) the issuance of 4,697.6328 shares of Series F Preferred Stock, convertible into an aggregate of 1,304,901 shares of common stock at a conversion price of $0.60 per share, and warrants to purchase upon to an aggregate of 1,304,901 shares of common stock at an exercise price of $0.60 per share in the April 2021 Private Placement (as defined in “Dilution” below) completed subsequent to April 3, 2021, assuming conversion of all of the Series F Preferred Stock into 1,304,901 shares of common stock without giving effect to any beneficial ownership limitations; (ii) using $3.2 million of the net proceeds from the April Private Placement to redeem a portion of the Jackson Note, subsequent to April 3, 2021, and (iii) assuming no exercise of the warrants offered in the concurrent Private Placement, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $8.20 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

On April 27, 2021, we received a letter from the Staff indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between March 12, 2021, through April 27, 2021, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until October 25, 2021 in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

S-5

On June 30, 2021, we effected the 1-for-6 Reverse Stock Split. Although the 1-for-6 Reverse Stock Split resulted in an immediate increase in the market price of our common stock on June 30, 2021, it may not result in a permanent proportionate increase in the market price of our common stock as compared to the market price immediately prior to the 1-for-6 Reverse Stock Split, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC. As of the date of this prospectus supplement, we have not regained compliance with the minimum bid price requirement, and there can be no assurance that the market price of our common stock will remain at least $1.00 for the sufficient number of days in order for us to regain compliance with the minimum bid price requirement prior to October 25, 2021.

If we do not regain compliance by October 25, 2021, Nasdaq will notify us that our common stock is subject to delisting. We would then be permitted to appeal any delisting determination to the Panel. Our common stock would remain listed on the Nasdaq pending the Panel’s decision after the hearing. If we do not appeal the delisting determination or do not succeed in such an appeal, we may list our common stock on an over-the-counter exchange.

In addition, on June 3, 2020, we received a letter from the Staff notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under the Rule. Although we had regained compliance with such requirement on June 28, 2021, the Panel also determined to impose a Monitoring Period. We are expected to remain in compliance with all of Nasdaq’s continued listing requirements during the Monitoring Period. If at any time during this period we fail to satisfy any continued listing standard, the Staff will issue a Delist Determination Letter.

Any delisting determination by the Staff could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under SEC rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, subject to consent from holders of the Series G Preferred Stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

As of July 20, 2021, we had 7,832,939 outstanding shares of common stock. In addition, as of that date, we had outstanding stock options to acquire 12,777 shares of common stock. In addition, 1,028,667 shares of common stock were issuable upon the potential conversion of 6,172 shares of Series G Convertible Preferred Stock issued as dividends to the holders of Series G Convertible Preferred Stock, 260,334 shares of common stock were issuable upon the potential conversion of 1,562 shares of Series G-1 Preferred Stock, up to 823,000 were issuable upon the conversion of 4,938 shares of Series G-1 Preferred Stock issuable as dividends payable to the holders of our Series G Convertible Preferred Stock, based on 6,500 shares of preferred stock designated as Series G-1 Preferred Stock pursuant to the Series G Certificate of Designation, up to an aggregate of 444,874 shares of common stock were issuable upon the exercise of warrants outstanding prior to this offering (other than the warrants below) at a volume weighted average price of $6.26, up to 1,304,901 shares of common stock issuable upon exercise of the warrants issued in the April 2021 Private Placement at an exercise price of $3.60, which are not exercisable until October 23, 2021, and up to 97,869 shares of common stock issuable upon exercise of the warrants issued in the April 2021 Private Placement at an exercise price of $4.50, which are not exercisable until October 23, 2021. Up to an aggregate of 1,099,566 shares of common stock will be issuable upon the exercise of the Warrants that are being issued to the investors in this offering at an exercise price of $3.80 and up to 164,935 shares of common stock will be issuable upon the exercise of the warrants with an exercise price of $4.3125 that are being issued to the placement agent or its designees in connection with this offering.

S-6

The issuance of shares of common stock upon the exercise of warrants or options or conversion of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock and could increase the number of our publicly traded shares, which could depress the market price of our common stock. The perceived risk of dilution as a result of the significant number of outstanding warrants, options and shares of convertible preferred stock may cause our common stockholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of our common stock, which could further contribute to price declines in our common stock. The fact that our stockholders, warrant holders and option holders can sell substantial amounts of our common stock in the public market, whether or not sales have occurred or are occurring, could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. During the 12-month period prior to the date of this prospectus supplement, after giving effect to the 1-for 6 Reverse Stock Split, our common stock traded as high as $20.04 per share and as low as $3.06 per share. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions; and
●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

Even if this offering is successful, we may need to raise additional capital in the future to finance our operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We have had recurring losses from operations, negative operating cash flow and have an accumulated deficit. We must raise additional funds in order to continue financing our operations. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

S-7

If we are unable to secure additional funds when needed or on acceptable terms, we may be required to defer, reduce or eliminate significant planned expenditures, restructure, curtail or eliminate some or all of our operations, dispose of technology or assets, pursue an acquisition of our company by a third party at a price that may result in a loss on investment for our stockholders, file for bankruptcy or cease operations altogether. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Moreover, if we are unable to obtain additional funds on a timely basis, there will be substantial doubt about our ability to continue as a going concern and increased risk of insolvency and up to a total loss of investment by our stockholders.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We paid a quarterly cash dividend of $0.01 per share to holders of our common stock on February 28, 2019 and May 30, 2019. We are limited in our ability to pay dividends by certain of our existing debt agreements and the Series G Certificate of Designation. In particular, the Amended Note Purchase Agreement with Jackson prohibits payment of dividends on our common stock in cash. In addition, our Series G Certificate of Designation only permits us to pay a quarterly cash dividend of one cent per share of issued and outstanding common stock; provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements or the Series G Certificate of Designation.

Accordingly, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future. We expect to retain our future earnings, if any, for use in the operation of our business, including the repayment of our outstanding indebtedness. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

The 1-for-6 Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the 1-for-6 Reverse Stock Split given the reduced number of shares that are outstanding following the 1-for-6 Reverse Stock Split. In addition, the 1-for-6 Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Special note regarding FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

S-8

Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $6.76 million from the sale of the shares offered by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Warrants issued in the concurrent private placement and the warrants to be issued to the placement agent as compensation.

While our Series G Preferred Stock is outstanding, we are required to use the proceeds of any sales of equity securities, including the common stock offered hereby, exclusively to redeem any outstanding shares of Series G Preferred Stock, subject to certain limitations. We expect to receive a waiver from Jackson, the sole holder of the outstanding shares of our Series G Preferred Stock, to use approximately $5 million of the net proceeds from this offering to (i) redeem a portion of the Jackson Note, due September 30, 2022, which currently has outstanding principal amount of $16,077,706 and (ii) pay accrued and unpaid dividends on the Series G-1 Convertible Preferred Stock upon conversion of such preferred stock into a debt instrument. We will use the remaining net proceeds for general working capital purposes.

DIVIDEND POLICY

We paid a quarterly cash dividend of $0.01 per share to holders of our common stock on February 28, 2019 and May 30, 2019. However, as discussed below, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future.

We are limited in our ability to pay dividends by certain of our existing agreements and the certificates of designations of our preferred stock. In particular, the Jackson Note prohibits payment of dividends on our common stock in cash. In addition, our Series G Certificate of Designation only permits us to pay a quarterly cash dividend of one cent per share of issued and outstanding common stock; provided, that such cash dividend does not exceed $100,000 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements or the Series G Certificate of Designation.

In addition, our ability to issue dividends is subject to the requirements of Delaware law, which generally requires that any dividends must be paid out of our surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Our ability to pay future dividends will depend upon, among other factors, our cash balances and potential future capital requirements, debt service requirements, earnings, financial condition, the general economic and regulatory climate and other factors beyond our control that our board of directors may deem relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

S-9

Accordingly, we do not expect to pay or declare any further cash dividends on our common stock for the foreseeable future. We expect to retain our future earnings, if any, for use in the operation of our business, including the repayment of our outstanding indebtedness. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering, assuming no value is attributed to the Warrants issued in the concurrent Private Placement.

Our net tangible book value as of April 3, 2021, was approximately negative $47.60 million, or negative $7.29 per share of our common stock, based upon 6,528,038 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of April 3, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) the issuance of 4,697.6328 shares of Series F Preferred Stock, convertible into shares of common stock at a conversion price of $0.60 per share, and warrants to purchase upon to an aggregate of 1,304,901 shares of common stock at an exercise price of $0.60 per share in the private placement completed subsequent to April 3, 2021 (the “April 2021 Private Placement”), and conversion of all of the Series F Preferred Stock into 1,304,901 shares of common stock subsequent to April 3, 2021; and (ii) using $3.2 million of the net proceeds from the April 2021 Private Placement to redeem a portion of the Jackson Note , subsequent to April 3, 2021, our pro forma net tangible book value as of April 3, 2021 would have been approximately negative $47.60 million, or negative $6.08 per share of common stock.

After giving further effect to the sale of 2,199,132 shares of our common stock in this offering at the offering price of $3.45 per share and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of April 3, 2021 would have been approximately negative $47.60 million, or negative $4.75 per share of common stock. This represents an immediate increase in net tangible book value of $2.54 per share to our existing stockholders, and an immediate dilution of $8.20 per share to new investors purchasing our common stock in this offering at offering price.

The following table illustrates this dilution on a per share basis:

Offering price per share		$3.45
Historical net tangible book value per share as of April 3, 2021	$(7.29)
Increase in net tangible book value per share attributable to the adjustments described above	1.21
Pro forma net tangible book value per share as of April 3, 2021	$(6.08)
Increase in pro forma net tangible book value per share attributable to this offering	$1.33
Pro forma as-adjusted net tangible book value per share as of April 3, 2021 after giving further effect to this offering		$(4.75)
Dilution in pro forma as-adjusted net tangible book value per share to investors participating in this offering		$8.20

The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering.

S-10

The foregoing discussion and table are based on 6,528,038 shares of common stock outstanding as of April 3, 2021 (subject to adjustment based on issuances of additional shares as applicable due to the rounding up of fractional shares resulting from the 1-for-6 Reverse Stock Split), and, unless otherwise indicated, excludes as of that date:

●	12,777 shares of common stock issuable upon exercise of stock options;

●	1,028,667 shares of common stock issuable upon potential conversion of 6,172 shares of Series E Convertible Preferred Stock, which were subsequently exchanged for Series G Convertible Preferred Stock on May 6, 2021;

●	260,334 shares of common stock issuable upon potential conversion of 1,466 shares of Series E-1 Preferred Stock issued as dividends to the holders of the Series E Convertible Preferred Stock, which were subsequently exchanged for Series G-1 Convertible Preferred Stock on May 6, 2021;

●

up to 839,000 additional shares of common stock issuable upon potential conversion of shares of Series E-1 Preferred Stock issuable as dividends payable to the holders of our Series E Convertible Preferred Stock, based on 6,500 shares of preferred stock designated as Series E-1 Preferred Stock pursuant to the Series E Certificate of Designation, which then became additional shares of common stock issuable upon potential conversion of shares of Series G-1 Convertible Preferred Stock issuable as dividends payable to the holders of our Series G Convertible Preferred Stock;

●	up to 262,745 shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $5.92;

●

up to 1,099,566 shares of common stock issuable upon exercise of the Warrants to be issued to the investors in the Private Placement concurrent with this offering with an exercise price of $3.80 per share; and

●	up to 164,935 shares of common stock issuable upon the exercise of warrants with an exercise price of $4.3125 to be issued to the placement agent or its designees in connection with this offering.

To the extent that options or warrants outstanding as of April 3, 2021 have been or may be exercised or we issue other shares, investors purchasing common stock in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent Private Placement, we are selling to each of the investors in this offering Warrants to purchase up to an aggregate of 1,099,566 shares of common stock, representing 50% of the shares of our common stock that may be purchased in this offering. The Warrants are exercisable at an exercise price of $3.80 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. A holder of Warrants will have the right to exercise the Warrants on a “cashless” basis if there is no effective registration statement registering the resale of the Warrant Shares. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants.

S-11

The Warrants and the Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. Wainwright is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

Delivery of the shares of common stock offered hereby is expected to take place on or about July 23, 2021, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering, (iii) a non-accountable expense allowance of $85,000, and (iv) $12,900 for the clearing expenses of the placement agent in connection with this offering.

We estimate the total expenses of this offering paid or payable by us will be approximately $742,800. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $6,844,000 million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants, or the placement agent warrants, to purchase up to 164,935 shares of common stock (representing 7.5% of the aggregate number of shares of common stock sold in this offering), at an exercise price of $4.3125 per share (representing 125% of the offering price for a share of common stock to be sold in this offering). The placement agent warrants will be exercisable immediately and will expire five years from the commencement of sales under this offering.

Tail Financing Payments

In the event that any investors that were contacted by the placement agent or were introduced to us by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or capital-raising transaction within 12 months following the expiration or termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds from such investors.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

S-12

In addition, we will indemnify the purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

From time to time, the placement agent and its affiliates may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The placement agent acted as our underwriter for an offering consummated in December 2020, and acted as our exclusive placement agent in connection with offerings consummated in each of December 2020, February 2021, and April 2021, for which it received compensation.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq listing

Our shares of common stock are listed on Nasdaq under the symbol “STAF.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

BDO USA, LLP an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal years ended January 2, 2021 and December 28, 2019 included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021, as set forth in their report, which is incorporated by reference in this prospectus.

Our consolidated financial statements are incorporated by reference in reliance on the reports of BDO USA, LLP (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

S-13

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the SEC on April 16, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed with the SEC on May 18, 2021;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 28, 2015, as amended and supplemented by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the SEC on April 16, 2021, including any amendment or reports filed for the purpose of updating such description; and

●	Our Current Reports on Form 8-K, filed with the SEC on February 3, 2021, February 5, 2021, February 16, 2021, April 6, 2021, April 27, 2021, April 30, 2021, May 12, 2021, May 26, 2021, May 28, 2021, June 17, 2021, June 22, 2021, June 29, 2021, July 1, 2021 and July 15, 2021.

Any statement contained in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference into this prospectus supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the accompanying prospectus.

S-14

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Staffing 360 Solutions, Inc.

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.” On March 25, 2019, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.47 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of March 21, 2019, the aggregate market value of our common stock held by non-affiliates, or our public float, was $13,998,392 based on a total number of 8,234,348 shares of common stock outstanding, of which 6,271,381 shares of common stock were held by non-affiliates, and a price of $1.70 per share, the closing price of our common stock on March 21, 2019. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any shares of common stock pursuant to General Instruction I.B.6. of Form S-3.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus.  To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Staffing 360,” “we,” “us” and “our” refer to Staffing 360 Solutions, Inc. together with its wholly-owned subsidiaries.

Overview

Business overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, information technology, engineering, administration and commercial disciplines. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring, suitable, mature, profitable, operating, domestic and international staffing companies. Our targeted consolidation model is focused specifically on the accounting and finance, information technology, engineering, administration and light industrial disciplines.  Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed ten acquisitions since November 2013.

Corporate information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any applicable prospectus supplement , as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

While our Series E Convertible Preferred Stock (the “Base Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock,” and collectively with the Base Series E Preferred Stock, the “Series E Preferred Stock”) are outstanding, we are required to use the proceeds of any sales of equity securities, including any securities offered hereby, exclusively to redeem any outstanding shares of Series E Preferred Stock, except that we are permitted to use up to an aggregate of $3,000,000 of the gross proceeds from any equity offerings completed on or before November 15, 2019 for working capital purposes (the “Working Capital Basket”). As of the date of this prospectus, we had fully utilized the Working Capital Basket with the gross proceeds generated from previous equity offerings. Accordingly, without obtaining a waiver from the requisite holders of the Series E Preferred Stock, any proceeds from this offering or future equity offerings must be used to redeem the Series E Preferred Stock. As of March 25, 2019, we had 13,000 shares of Base Series E Preferred Stock and 243 shares of Series E-1 Preferred Stock outstanding having an aggregate redemption value of $13,243,000.

In the future, we may seek a waiver from the holders of the Series E Preferred stock to permit us utilize a portion of the proceeds of this offering for purposes other than redeeming the Series E Preferred Stock. The holders of our Series E Preferred Stock may not agree to sign any such waiver on terms that are favorable to us, or at all. Accordingly, unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us:

•	first, to redeem the Series E Preferred Stock; and

•

second, only after the Series E Preferred Stock has been fully redeemed or the restrictions related to the proceeds of this offering have been waived, for general corporate purposes, which may include, among other things, working capital, capital expenditures, and to the extent we have any debt, debt repayment.

We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our amended and restated certificate of incorporation authorizes us to issue 60,000,000 shares of capital stock, of which 40,000,000 are shares of common stock and 20,000,000 are shares of preferred stock. As of March 25, 2019, we had 8,234,348 shares of common stock, 1,663,008 shares of Series A Preferred Stock, 13,000 shares of Base Series E preferred Stock and 243 shares of Series E-1 Preferred Stock issued and outstanding. We currently have 1,663,008 shares designated as the Series A Preferred Stock and 19,500 shares designated as the Series E Preferred Stock, with the latter consisting of 13,000 shares designated as the Base Series E Preferred Stock and 6,500 shares as the Series E-1 Preferred Stock.

The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

As of March 25, 2019, there were 8,234,348 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. On January 29, 2019, our board of directors approved a dividend program under which we intend to pay a regular quarterly cash dividend of $0.01 per share to holders of our common stock, subject to the requirements of applicable law and our material agreements.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

As of March 25, 2019, we had 1,663,008 shares of Series A Preferred Stock, 13,000 shares of Base Series E Preferred Stock and 243 shares of Series E-1 Preferred Stock issued and outstanding.

Our board of directors has the authority, without further action by the stockholders, to issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.  Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

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permit our board of directors to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

except for directors, if any, elected by the holders of any series of preferred stock as provided for or fixed pursuant to any other provision, provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors; and

•	provide for a classified board of directors.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “STAF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF WARRANTS

As of March 25, 2019, warrants to purchase an aggregate of 925,934 shares of our common stock with a weighted average exercise price of $1.76 per share were outstanding.

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	through agents;

•	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The Nasdaq Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of December 29, 2018 and December 30, 2017 and for each of the two years in the period ended December 29, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements are incorporated by reference in reliance on the reports of BDO USA, LLP given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on March 25, 2019;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 28, 2015 together with any amendments thereto; and

•	Our Current Reports on Form 8-K, filed with the SEC on January 23, 2019 (two reports), January 24, 2019, January 30, 2019, February 11, 2019 (two reports), February 12, 2019 and March 5, 2019.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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COMMON STOCK

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H.C. Wainwright & Co.

July 20, 2021